Exhibit 4.8

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of January 2, 2023, in Beijing, People’s Republic of China (the “PRC”), by and between.

Party A.	Zhejiang Baijiashilian Technology Co., Ltd., registered address: Room 106-10, Building 1, No. 611, Yunxui South Road, Deqing County, Huzhou City, Zhejiang Province (Moganshan National High-tech Zone).
Party B.	[*] (“pledgor”), an enterprise established and existing in accordance with the laws of the PRC with the registered address of [*]; and
Party C.

BaiJiaYun Group Co., Ltd., an enterprise established and existing in accordance with the laws of China, with registered address: Room 2C 2280, Building 2, Incubator, Zhongguancun Software Park, Haidian District, Beijing.

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Preamble

Whereas.

(A)	As of the date of this Agreement, Party B is one of the shareholders of Party C, holding [*] equity interests in Party C, representing Party C’s registered capital of RMB [*] million.
(B)

Party A and Party C entered into an Exclusive Technical and Consulting Services Agreement dated January 2, 2023 (the “Exclusive Technical and Consulting Services Agreement”), pursuant to which Party C shall pay Party A a service fee for the corresponding services provided by Party A.

(C)	Party A, Party B and Party C entered into the Equity Pledge Agreement dated January 2, 2023 (the “Equity Pledge Agreement”).
(D)	Party A, Party B and Party C signed a Power of Attorney on the day of January 2, 2023 (the “Power of Attorney”).

Accordingly, the parties agree as follows.

Agreement

1.	Subject Equity
1.1

Party B agrees and hereby irrevocably and exclusively grants to Party A, a right to request Party B to transfer to Party A or a third party designated by Party B (“Designated Party”) all or part (subject to Party A’s specific request) of the equity interest in Party C held by Party B (“Subject Equity Interest”, including the equity interest in Party C acquired by Party B through capital increase, equity transfer or otherwise after the signing of this Agreement), in any circumstances deemed appropriate or necessary by Party A in its sole and absolute discretion and subject to the laws of the PRC (“Designated Party”). (“Subject Equity”, including the equity interest in Party C acquired by Party B through capital increase, equity transfer or other means after the signing of this Agreement) (the “Equity Purchase Right”) .

1.2	Party C hereby irrevocably agrees to the granting of the Equity Purchase Right by Party B to Party A.
1.3

Party A has the right to exercise all or part of its equity purchase right to acquire all or part of the subject equity at any time, and there is no limit to the number of times the right can be exercised.

1.4

Party A shall have the right to designate any third party to acquire all or part of the Subject Equity Interest, and Party B shall not refuse and shall transfer all or part of the Subject Equity Interest to such designated party at Party A’s request.

1.5

Except for the transfer of the Subject Equity Interest to Party A or the Nominated Party in accordance with this Agreement, Party B shall not transfer the Subject Equity Interest without Party A’s prior written consent.

2.	Subject assets
2.1

Party C agrees and hereby irrevocably and exclusively grants to Party A the right to require Party C to transfer to Party A or the Nominated Party all or part (subject to Party A’s specific request) of the assets held by Party C (the “Subject Assets”) under any circumstances deemed appropriate or necessary by Party A in its sole and absolute discretion and as permitted by PRC law (“Asset Purchase Right”).

2.2	Party B hereby irrevocably agrees to the granting of the asset purchase right by Party C to Party A.
2.3	Party A has the right to exercise all or part of its asset purchase rights to acquire all or part of the subject assets at any time, and the number of exercises of the rights is unlimited.
2.4

Party A shall have the right to designate any third party to acquire all or part of the Subject Assets, and Party C and Party B shall not refuse and shall transfer all or part of the Subject Assets to such designated parties at Party A’s request.

2.5

Except for the transfer of the Subject Assets to Party A or the Nominated Party in accordance with this Agreement, Party C and Party B shall not transfer the Subject Assets without Party A’s prior written consent.

3.	Procedures for exercising the right to purchase shares
3.1

If Party A decides to exercise the Equity Purchase Right pursuant to Clause 1.1 above, it shall give written notice to Party B and Party C, stating therein the percentage of the Subject Equity Interest to be transferred and the identity of the transferee (the “Equity Purchase Notice”).

3.2

Party B and Party C shall provide all necessary information and documents for the registration and transfer of the said equity transfer within thirty (30) days from the date of the notice of equity purchase, and take all necessary actions and measures to complete the corresponding industrial and commercial change procedures as soon as possible, including but not limited to holding a meeting of shareholders or directors to approve such equity transfer and obtaining the consent of other shareholders to waive any pre-emptive rights in connection with the equity transfer

3.3

Party B shall execute an equity transfer agreement in the form shown in Annex I with Party A and/or each Nominated Party (as the case may be) in respect of each transfer of the Subject Equity Interest pursuant to this Agreement and the Equity Purchase Notice. However, if the content and form of the Equity Transfer Agreement are otherwise provided for under PRC law, the provisions of PRC law shall apply.

3.4

If Party A decide to exercise our right to purchase the Equity Interest pursuant to Section 1.1 above, the relevant parties shall execute all necessary contracts, agreements or documents, obtain all necessary governmental licenses and approvals, and take all necessary actions to transfer effective ownership of the Subject Equity Interest to Party A and/or the Nominated Party free and clear of any security interest, and cause Party A and/or the Nominated Party to become the Registered Owner. For purposes of this Section and this Agreement, “Security Interest” includes a guarantee, mortgage, third party right or interest, stock option, right to purchase, right of first refusal, title lien or other security arrangement, but does not include any security interest created by this Agreement, the Equity Pledge Agreement and the Exclusive Technology and Consulting Services Agreement.

4.	Asset Purchase Right Exercise Procedures
4.1

If Party A decides to exercise its right to purchase assets pursuant to Article 2.1 above, it shall send a written notice to Party C stating therein the circumstances of the proposed transfer of the subject assets and the identity of the transferee (the “Asset Purchase Notice”).

4.2

Party B and Party C shall, within ten (10) business days from the date of the notice of asset purchase, provide all information and documents necessary for the processing of the said asset transfer and its registration and transfer (if applicable), and take all necessary actions and measures, including but not limited to convening a meeting of shareholders or directors to approve such asset transfer.

4.3

Party B shall cause Party C and Party A and/or each Designated Party (as the case may be) to execute an asset transfer agreement in the form shown in Annex II in respect of each transfer of the Subject Assets pursuant to this Agreement and the Asset Purchase Notice. However, if the content and form of the asset transfer agreement is otherwise provided for under PRC law, the provisions of PRC law shall apply.

4.4

The relevant parties shall execute all necessary contracts, agreements or documents, obtain all necessary governmental licenses and approvals, and take all necessary actions to transfer effective ownership of the Subject Assets to Party A and/or the Nominated Party free and clear of any security interest, and cause Party A and/or the Nominated Party to become the registered owner of the Subject Assets.

5.	Transfer price
5.1

The transfer price of the subject equity shall be the lowest price permitted under PRC law at the time of the equity transfer; the transfer price of the subject asset shall be its net book value, except that if the lowest price permitted under PRC laws and administrative regulations at that time is higher than the net book value of the asset being purchased, the purchase price shall be the lowest price permitted under PRC law (the “Transfer Price”). If the Subject Equity and/or the Subject Assets are transferred in tranches, the amount of the corresponding Transfer Price shall be determined in proportion to the transfer of the Subject Equity and/or the Subject Assets.

5.2

The parties hereby agree that upon the exercise of the equity/asset purchase right by Party A, the entire transfer price received by Party B and/or Party C as a result shall be paid to Party A or its designated party without compensation.

6.	Commitment
6.1	Commitment of Party B and Party C

Party B and Party C hereby undertake as follows.

6.1.1

It will not supplement, change or amend the constitution and internal by-laws of Party C in any form, increase or decrease the registered capital of Party C, or otherwise change the registered capital structure of Party C without the prior written consent of Party A.

6.1.2

It shall operate the business and conduct the affairs of Party C in a prudent and efficient manner, maintain the existence of Party C in accordance with sound financial and business standards and practices, and obtain and maintain all governmental permits and licenses necessary for the conduct of Party C’s business.

6.1.3

not do any act and/or omission which may have any material adverse effect on the assets, business and liabilities of Party C without the prior written consent of Party A; it will not sell, transfer, mortgage, pledge or dispose of any of Party C’s assets (except for the disposal of assets arising in the ordinary course of business) or legal or beneficial interests in Party C’s business or income by any means as of the date of this Agreement without the prior written consent of Party A or beneficial interest in Party C’s business or income, nor will it permit the creation of any other encumbrances of rights, including security interests.

6.1.4

it will not cause Party C to incur, inherit, guarantee or assume any indebtedness, other than that incurred in the ordinary course of business and not by way of borrowing, without Party A’s prior written consent.

6.1.5

It shall maintain the value of Party C’s assets at all times in the normal course of operating all of Party C’s business and shall not take any action/inaction that may affect the condition of Party C’s business and the value of its assets.

6.1.6	it will not procure Party C to enter into any material contract without Party A’s prior written consent, except in the ordinary course of business.
6.1.7	it will not cause C to extend any loan or credit to any person or business without our prior written consent.
6.1.8	Party B shall provide relevant information about Party C’s business operations and financial status upon Party A’s request.
6.1.9

If requested by us, you shall purchase and hold insurance for Party C’s assets and business from an insurance company that meets our requirements in the amount and type of insurance purchased by Party C that operates a similar business and owns similar property or assets in the same area as Party C.

6.1.10	it will not cause or permit Party C to merge or consolidate with or make an acquisition of or investment in any person or business without Party A’s prior written consent.
6.1.11	Party B shall immediately notify Party A of any litigation, arbitration or administrative proceedings that occur or may occur in connection with Party C’s assets, business or income.
6.1.12

It shall execute all documents and do all acts necessary or appropriate to maintain Party C’s title to all of its assets, and Party B shall file all necessary or appropriate complaints or assert necessary and appropriate defenses to all claims.

6.1.13

it shall ensure that Party C will not distribute dividends, assets or any distributable benefits to Party B by any means without our prior written consent, provided that upon our written request, Party C shall immediately distribute all or part of the distributable profits to Party B before such distribution is immediately and unconditionally paid or transferred by Party B to us or any third party designated by us.

6.1.14

If the total amount of the transfer price received by Party B in respect of its equity interest in Party C is higher than its capital contribution to Party C, or if it receives any form of profit distribution, dividend, dividend or bonus from Party C, Party B shall, subject to the laws of the PRC, waive the proceeds of the premium portion and any profit distribution, dividend, bonus or bonus, and Party A shall be entitled to such portion of the proceeds, otherwise Party B shall compensate Party A and/or any of its designated third party for any loss suffered as a result.

6.1.15	Not to engage in any business that competes with Party A or Party A’s affiliates without Party A’s written consent.
6.1.16	Party C shall not be dissolved or liquidated without the written consent of Party A, unless compelled to do so by Chinese law.
6.1.17

Party B shall transfer its equity interest in Party C to Party A or a nominee as soon as PRC law allows foreign investors to hold and/or invest wholly in the principal business engaged in by Party C in the PRC and the relevant PRC authorities begin to approve such business upon exercise of Party A’s equity purchase right and/or asset purchase right; and

6.1.18	Upon Party A’s request, it shall appoint any person designated by Party A to be an executive director or director of Party C.
6.2	Commitment regarding Party C’s equity interest

Party B hereby commits to the following.

6.2.1

Party B will not sell, transfer, pledge or in any other way dispose of any legal or beneficial interest in the subject equity interest or allow any other security interest to be created over it without Party A’s prior written consent, except for the pledge of the subject equity interest in accordance with the equity pledge agreement.

6.2.2

Without Party A’s prior written consent, Party B shall cause the shareholders’ meeting and/or board of directors’ meeting of Party C to withhold approval of any legal or beneficial interest in the sale, transfer, pledge or disposition of the Subject Equity Interest in any manner, or allow the creation of any other security interest therein, except for pledges of the Subject Equity Interest in accordance with the Equity Pledge Agreement; cause the shareholders’ meeting of Party C to vote in favor of the Purchased Equity Interest as provided in this Agreement transfer.

6.2.3	Without Party A’s prior written consent, Party B shall cause the shareholders’ meeting and/or the board of directors’ meeting of Party C to withhold approval of any merger or integration of Party C with any person, or any acquisition of or investment in any person.

6.2.4	Party B shall notify Party A immediately of any litigation, arbitration or administrative proceedings that occur or may occur in relation to the Subject Equity Interest.
6.2.5

Upon Party A’s request, Party B shall, to the extent permitted by law, promptly and unconditionally cause the transfer of the Subject Equity Interest to be approved and completed as provided in this Agreement (including, but not limited to, ensuring that Party C’s shareholders’ meeting or directors (or executive directors) vote in favor of the transfer of the Purchased Equity Interest as provided in this Agreement and take any other action upon Party A’s request).

6.2.6

To maintain your title to Party C, Party B shall execute all necessary or appropriate documents and do all necessary or appropriate acts, and Party B shall file all necessary or appropriate complaints or assert necessary and appropriate defenses to all claims.

6.2.7

When requested by Party A, Party B shall appoint any person designated by Party A to be a director and/or executive director and general manager and other senior management personnel of Party C; replace and appoint a new person designated by Party A to be a director and/or executive director and general manager and other senior management personnel of Party C at any time upon Party A’s request; actively assist in all matters relating to the appointment and change of such persons, including but not limited to signing the necessary documents and assisting in registering the appointment and changes of directors and senior management personnel with the market supervision and administration authorities.

6.2.8

To the extent permitted by PRC law, if requested by Party A at any time, Party B shall immediately transfer to Party A and/or the Designated Party all or part of the equity interests owned by Party B in Party C at any time without conditions and waive its right of first refusal in respect of equity interests transferred by other shareholders to Party A or the Designated Party, and shall actively assist in all matters relating to the transfer, including but not limited to signing the necessary documents and assisting in the registration of The equity transfer shall be registered with the market supervision and administration department. In addition, Party B shall pay to Party A or the Designated Party all consideration received by it in connection with the transfer in accordance with the provisions of Article 5 of this Agreement.

6.2.9

If Party B receives any profits, dividends, divvy, stock dividend from Party C with the written consent of Party A, Party B shall, subject to compliance with the laws of the PRC, promptly gift them to Party A or any person designated by Party A.

6.2.10

Party B shall strictly comply with the provisions of this Agreement and other contracts entered into jointly or severally between Party B, Party A and Party C, perform the obligations therein, and shall not do any act/omission which may affect the validity and enforceability of the said agreements and contracts. If Party B have any rights remaining under this Agreement, or the Equity Pledge Agreement, or in respect of the Equity Interest under the Power of Attorney, Party B shall not exercise such rights except in accordance with Party A’s written instructions; and

6.2.11

In the event of liquidation of Party C for any reason (including bankruptcy liquidation), all liquidation proceeds (if any) received by Party B as a result shall be promptly gifted to Party A or any person designated by Party A subject to compliance with the laws of the PRC.

7.	Representations and warranties
7.1	Party B and Party C hereby represent and warrant to Party A that, as of the date of this Agreement and the date of transfer of each Subject Equity Interest.
7.1.1

It has the right to enter into this Agreement and the related Equity Transfer Agreement covering the transfer of the Subject Equity Interest and has the capacity to perform its obligations under this Agreement and any Equity Transfer Agreement. This Agreement and each of the Transfer Agreements to which it is a party, when executed, shall constitute legal, valid and binding obligations of, and be enforceable against, it in accordance with their terms.

7.1.2	it has obtained the consent and approval of third parties and governmental authorities (if required) to execute, deliver and perform this Agreement.
7.1.3

The execution and delivery of this Agreement or any Equity Transfer Agreement and the performance of any of its obligations thereunder will not: (1) result in a breach of any relevant PRC laws; (2) conflict with Party C’s articles of association, internal by-laws or other organizational documents; (3) result in a breach of, or constitute a default under, any contract or document entered into by or binding on it; (4) result in a breach of any conditions of issuance and/or continued validity of any license or permit issued to it; and (5) result in the revocation, forfeiture or imposition of additional conditions on any license or permit issued to it.

7.1.4	Party B has valid and marketable ownership of the subject equity interest. That Party B has not created any security interest over the Subject Equity Interest other than the Equity Pledge Agreement.
7.1.5

Party C is a limited liability company legally established and validly existing under the laws of the PRC, Party C has legal and complete ownership of the assets used by it in its business operations, and Party C has not created any security interest in said assets.

7.1.6	Party C does not have any outstanding debts, except (1) those incurred in the ordinary course of its business, and (2) those disclosed to Party A’s and agreed to by us in writing.
7.1.7	Party C complies in material respects with all PRC laws and regulations; and
7.1.8	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interest, the assets of Party C or in relation to Party C.
8.	Breach of contract

If Party B or Party C breaches any provision of this Agreement and causes damage to Party A, Party A may give written notice to Party B or Party C requiring Party B or Party C to make good and cure its breach immediately; if Party B or Party C fails to take steps to the satisfaction of the non-breaching party to make good and cure its breach within fifteen (15) days from the date of such written notice by the non-breaching party, Party A shall have the right to at its sole discretion (1) terminate this Agreement and demand full damages from Party B or Party C (as the case may be); or (2) demand mandatory performance of Party B’s or Party C’s (as the case may be) obligations under this Agreement and demand full damages from Party B or Party C (as the case may be). This clause is without prejudice to any other rights of Party A under this Agreement.

9.	Taxes and fees

In drafting and signing this Agreement and the Equity/Asset Transfer Agreement, and in completing the transactions contemplated by this Agreement and the Equity/Asset Transfer Agreement, Party C shall bear all transfer and registration taxes, expenses and fees levied or incurred by Party B in accordance with the laws of the PRC.

10.	Confidential

The parties acknowledge that any oral or written information exchanged by the parties in connection with this Agreement is confidential information. Each party shall keep all such information confidential and shall not disclose any such information to any third party without the written consent of the other party, except (1) where such information has been or will be publicly known (but not as a result of public disclosure by the receiving party); (2) where such disclosure is required by applicable law, regulation or stock exchange requirements, provided that the other party is notified in writing immediately after such disclosure or (3) information required to be disclosed by either party to its legal counsel or financial advisor in connection with a transaction contemplated hereunder, and such legal counsel or financial advisor is subject to confidentiality obligations similar to those set forth in this paragraph. If any officer or agent retained by either party discloses Confidential Information, such party shall be deemed to have disclosed such Confidential Information and shall be liable for breach thereof. The provisions of this paragraph shall survive the termination of this Agreement for any reason.

11.	Transfer
11.1	Party B and Party C shall not assign any of their respective rights or obligations under this Agreement to any third party without Party A’s prior written consent.
11.2

Party B and Party C hereby agree that Party A may, at its sole discretion, assign its rights and obligations under this Agreement by giving prior written notice to Party B and Party C of the assignment of its rights and obligations under this Agreement only without the prior consent of Party B and Party C. Upon Party A’s request, Party B and Party C shall sign a supplementary agreement or an agreement with such assignee with substantially the same content as this Agreement.

11.3

Party B hereby agrees and confirms that in the event of Party B’s death or becoming a person of limited capacity or incapacity (in the case of a natural person) or in the event of dissolution or liquidation, all of Party B’s equity interests in Party C shall be automatically and unconditionally transferred to Party A or a person designated by Party A in accordance with the transfer price set forth in Clause 5.1, and the transfer price payable to Party B shall be dealt with in accordance with the agreement in Clause 5.1.

12.	Successor

This Agreement shall be effective and binding on the parties and their respective heirs, successors and assigns.

13.	Abstain from voting

The failure of either party to this Agreement to exercise its rights under this Agreement in a timely manner shall not be deemed a waiver of such rights nor shall it affect the exercise of such rights by such party in the future.

14.	Full agreement and agreement modifications
14.1

This Agreement and all covenants and/or documents expressly referred to or contained in this Agreement constitute the entire agreement with respect to the subject matter hereof and supersede all prior oral agreements, contracts, understandings and communications between the parties with respect to the subject matter hereof.

14.2	Neither Party B nor Party C shall have the right to make any modification, addition, revocation, termination or cancellation of this Agreement without the prior written consent of Party A.
14.3	The attachments are a necessary part of this Agreement and have the same legal effect as the other parts of this Agreement.

15.	Governing Law and Dispute Resolution
15.1	This agreement shall be construed in accordance with and governed by the laws of china.
15.2

Any dispute arising out of or in connection with this agreement shall first be settled by the parties hereto through friendly negotiations. if the dispute is not resolved within thirty (30) days after either party has given written notice to the other party requesting a negotiated settlement, then either party may submit the dispute to the beijing international arbitration center for arbitration in accordance with the arbitration rules in effect at the time of the application for arbitration. the arbitral award shall be final and binding on the parties. the place of arbitration shall be beijing and the language of arbitration shall be chinese.

15.3

In the event of any dispute arising out of the interpretation and performance of this agreement or in the event that any dispute is subject to arbitration, the parties hereto shall continue to exercise their respective other rights and perform their respective other obligations under this agreement, except for the subject matter of the dispute itself.

16.	Effective date and duration
16.1

This agreement shall be executed and effective on the date set out at the beginning of this document and shall terminate on the date when all the equity interests in party C held by party B are legally transferred to party A and/or other persons designated by party A in accordance with this agreement or when party C is no longer held by party B.

16.2

This agreement shall terminate upon the legal transfer of all the equity interests in party c held by party b to party A and/or other persons designated by party A in accordance with this agreement, but this agreement shall also terminate automatically if, for any reason, party B ceases to hold equity interests in party C before then. as far as any of party b is concerned, after all the equity interests in party C held by such party have been legally transferred to party A and/or other persons designated by such party in accordance with this agreement, such party shall cease to be a party to this agreement, but this agreement shall continue to be effective for the other parties.

16.3

The parties agree and warrant that upon the completion of this Agreement, 《the Exclusive Option Agreement 》dated September 7, 2022 between the parties in respect of BaiJiaYun Group Co., Ltd. shall be automatically terminated and discharged, and the relevant exclusive purchase right and equity transfer shall be governed by this Agreement.

17.	Termination

Neither Party B nor Party C shall have the right to terminate this Agreement unless otherwise mandatorily required by the laws of the PRC. Notwithstanding the above, Party A shall have the right to terminate this Agreement at any time at its sole discretion and without liability by giving ten (10) days prior written notice to Party B and Party C.

18.	Notification
18.1

Notices or other communications by either party under this Agreement shall be in English or Chinese and may be delivered by personal delivery, registered mail, postage prepaid mail, or recognized special delivery service or sent by facsimile to the address designated by the parties concerned. Each notice shall be further served by electronic mail. The date on which a notice shall be deemed to have been actually delivered shall be determined as follows: (1) for a notice delivered by hand, service shall be deemed to have been effected on the day of hand delivery; (2) for a notice sent by letter, service shall be deemed to have been effected on the tenth (10th) day after the postmark date of postage paid airmail registered mail, whichever is applicable, or on the fourth (4th) day after delivery to Party C of the Dedicated Delivery Service; and (3) for a notice sent by email or fax, the date of successful transmission shall be considered the effective date of service (as evidenced by the automatically generated transmission confirmation message, if any).

18.2	For the purposes of notice, the parties’ addresses are as follows.
Party A: Zhejiang Baijiashilian Technology Co., Ltd.
Address: Room 2173, 1st floor, Building 2, Beijing Zhongguancun Software Park Incubator, Northeast Wang, Haidian District, Beijing
Attn: [He Jiayue
Tel: [15011073305].
E-mail: [hejiayue@baijiayun. com]

Party B: [*]
Address: [*]
Recipient: [*]
Tel: [*]
E-mail: [*]

Party C: BaiJiaYun Group Co., Ltd.
Address: Room 2280, Building 2C, Zhongguancun Software Park Incubator, Haidian District, Beijing
Attn: [He Jiayue
Tel: [15011073305].
E-mail: [hejiayue@baijiayun. com]

19.	DIVISIBILITY

IF ANY PROVISION HEREUNDER IS DEEMED INVALID OR UNENFORCEABLE BECAUSE IT IS INCONSISTENT WITH APPLICABLE LAW, SUCH PROVISION SHALL BE DEEMED INVALID OR UNENFORCEABLE ONLY TO THE EXTENT GOVERNED BY APPLICABLE LAW, AND THE VALIDITY, LEGALITY AND ENFORCEABILITY OF THE OTHER PROVISIONS OF THIS AGREEMENT SHALL NOT BE AFFECTED THEREBY. THE PARTIES HERETO SHALL CEASE TO PERFORM SUCH INVALID, ILLEGAL OR

UNENFORCEABLE PROVISIONS AND SHALL REVISE THEM TO THE NEAREST EXTENT THAT THEY ARE INTENDED TO BE LEGAL, VALID AND ENFORCEABLE, AND THE ECONOMIC EFFECT OF THE REVISED AND VALID PROVISIONS SHALL BE AS SIMILAR AS POSSIBLE TO THE ECONOMIC EFFECT OF THOSE INVALID, ILLEGAL OR UNENFORCEABLE PROVISIONS.

20.	FURTHER ASSURANCE
20.1

The parties agree to execute promptly such documents as are reasonably necessary or expedient to carry out the provisions and purposes of this Agreement and to take such further action as is reasonably necessary or expedient to carry out the provisions and purposes of this Agreement.

21.	TEXT
21.1	The headings in this Agreement are for convenience only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.
21.2	This Agreement shall be executed by each party in three (3) originals, one for each party, all of which shall have the same legal effect. This Agreement may be signed in one or more copies.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party A:Zhejiang Baijiashilian Technology Co., Ltd. (seal)

By:
Name:	Ma Yi
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party B.[*]

By:
Name	[*]
Title	[*]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party C.BaiJiaYun Group Co., Ltd. (seal)

By:
Name:	Li Gangjiang
Title:	Legal Representative

Signature page of the Exclusive Option Agreement

Annex I

Equity Transfer Agreement

This Equity Transfer Agreement (the “Agreement”) is entered into by and between.

Transferor:

Transferee: ZheJiang Baijia ShiLian Technology Co., Ltd.

The parties hereby agree on the transfer of equity as follows:

1.	The transferor agrees to transfer its equity interest in Beijing Baijia ShiLianTechnology Co., Ltd [ ] to the transferee, and the transferee agrees to be transferred the said equity interest.
2.

After the completion of the equity transfer, the transferor will no longer enjoy the corresponding existing shareholders’ rights or assume the relevant obligations in respect of the transferred equity. The transferee shall enjoy the rights and assume the obligations of the existing shareholders of Baijiayun Group Co., Ltd.

3.	In respect of any items not mentioned in this Agreement ,the paities may agree to enter into a supplemental agreement.
4.	This agreement shall be effective from the date of signing by both parties.
5.	This agreement is in four copies, one for each party, and the other for the purpose of business changes.

Equity Transfer Agreement of BaiJiaYun Group Co., Ltd.

[Signature page of “Equity Transfer Agreement of BaiJiaYun Group Co., Ltd.]

Transferor:
By:
Date：

Signature Page of the Equity Transfer Agreement of BaiJiaYun Group Co., Ltd.

Signature Page of the Equity Transfer Agreement of BaiJiaYun Group Co., Ltd.

Transferee: Zhejiang Baijiashilian Technology Co., Ltd.

By:
Position:	Legal representative
Date

Signature Page of the Equity Transfer Agreement of BaiJiaYun Group Co., Ltd.

Annex II

Asset Transfer Agreement

This Asset Transfer Agreement (the “Agreement”) is entered into by and between.

Transferor: BaiJiaYun Group Co., Ltd.

Transferee: Zhejiang Baijiashilian Technology Co., Ltd.

The parties hereby agree on the transfer of assets as follows.

1.	The transferor agrees to transfer the assets listed in the attached asset list to the transferee, and the transferee agrees to transfer the said assets.
2.

After the transfer of assets is completed, the transferor no longer has the corresponding rights or obligations in respect of the transferred assets. The transferee shall enjoy the rights and assume the obligations of such assets.

3.	Supplementary agreements may be signed by both parties for matters not covered by this contract.
4.	This agreement shall be effective from the date of signing by both parties.
5.	This agreement is made in four copies, one for each party, and the other for the purpose of registration of changes (if any).

Asset Transfer Agreement of BaiJiaYun Group Co., Ltd.

Signature Page of the Asset Transfer Agreement of BaiJiaYun Group Co., Ltd.

Transferor: BaiJiaYun Group Co., Ltd. (seal)

By:
Position:	Legal Representative
Date

Signature Page of the Asset Transfer Agreement of BaiJiaYun Group Co., Ltd.

Signature Page of the Asset Transfer Agreement of BaiJiaYun Group Co., Ltd.

Transferee: Zhejiang Baijiashilian Technology Co., Ltd.

By:
Position:	Legal representative
Date

Signature Page of the Asset Transfer Agreement of BaiJiaYun Group Co., Ltd.

Annex: List of assets

Annex to the Equity Transfer Agreement of BaiJiaYun Group Limited